UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2010 (October 25, 2010)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2010, Endo Pharmaceuticals Holdings Inc. (the “Company”) amended its $300 million, three-year senior secured revolving credit facility with JP Morgan Chase Bank, Barclays Capital and certain other lenders (the “Credit Facility Amendment”), which was originally entered into on October 16, 2009 (the “Credit Facility”). The Credit Facility is available for letters of credit, working capital and general corporate purposes. The Credit Facility Amendment permits the Company to increase the commitments or enter into one or more tranches of term loans, in each case in minimum increments of $10 million, so long as, after giving effect thereto, the aggregate amount of such increases and all such incremental term loans does not exceed $500 million.

The foregoing description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety to the full text of the Credit Facility Amendment, which will be filed with the exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/S/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: October 29, 2010